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                                                                   EXHIBIT 10.18

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                           REVOLVING CREDIT AGREEMENT

                                     BETWEEN

                                   TCTM, L.P.
                                   AS BORROWER

                                       AND

                            DUKE CAPITAL CORPORATION
                                    AS LENDER





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                          DATED AS OF NOVEMBER 30, 1998

                         ------------------------------




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                                TABLE OF CONTENTS

                                                                                                                Page
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
SECTION 1.          INTERPRETATIONS AND DEFINITIONS...............................................................1

       1.1    Definitions.........................................................................................1

SECTION 2.          THE LOANS.....................................................................................4

       2.1    Commitment to Lend..................................................................................4
       2.2    Method of Borrowing.................................................................................4
       2.3    Repayment and Prepayment of the Loans...............................................................5
       2.4    Evidence of the Loans...............................................................................5
       2.5    Interest Rate and Payments..........................................................................5
       2.6    Commitment Fee......................................................................................6
       2.7    Reduction and Cancellation of the Commitment........................................................6
       2.8    General Provisions as to Payments...................................................................6
       2.9    Computation of Interest and Fees....................................................................6
       2.10   No Deduction........................................................................................6
       2.11   Use of Proceeds.....................................................................................6

SECTION 3.          CONDITIONS OF LENDING.........................................................................7

       3.1    All Loans...........................................................................................7
       3.2    Initial Loan........................................................................................7

SECTION 4.          REPRESENTATIONS AND WARRANTIES................................................................7

       4.1    Corporate Existence and Power.......................................................................7
       4.2    Corporate Authorization.............................................................................8
       4.3    Binding Effect......................................................................................8
       4.4    No Contravention....................................................................................8
       4.5    Financial Statements................................................................................8
       4.6    Litigation..........................................................................................8
       4.7    Licenses and Authorizations.........................................................................8
       4.8    No Default..........................................................................................9
       4.9    No Event of Default.................................................................................9
       4.10   Adverse Change......................................................................................9
       4.11   Liens...............................................................................................9
       4.12   Compliance with Laws................................................................................9
       4.13   Taxes...............................................................................................9
       4.14   Labor Matters.......................................................................................9
       4.15   Completeness.......................................................................................10

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
SECTION 5.          AFFIRMATIVE COVENANTS........................................................................10

       5.1    Financial Statements...............................................................................10
       5.2    Notices, Litigation, etc...........................................................................11
       5.3    Maintenance of Existence, etc......................................................................11
       5.4    Obligations and Taxes..............................................................................11
       5.5    Books and Records..................................................................................12
       5.6    Insurance..........................................................................................12
       5.7    Compliance with Laws...............................................................................12


SECTION 6.          NEGATIVE COVENANTS...........................................................................12

       6.1    Maximum Leverage Ratio.............................................................................12
       6.2    Prohibition of Liens...............................................................................12
       6.3    Mergers, Consolidations, etc.......................................................................13


SECTION 7.          EVENTS OF DEFAULT............................................................................13

SECTION 8.          MISCELLANEOUS................................................................................15

       8.1    Notices............................................................................................15
       8.2    Amendments and Waivers; Cumulative Remedies........................................................15
       8.3    Successors and Assigns.............................................................................16
       8.4    Expenses and Withholding...........................................................................16
       8.5    Counterparts.......................................................................................16
       8.6    Headings; Table of Contents........................................................................16
       8.7    Governing Law......................................................................................17





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                           REVOLVING CREDIT AGREEMENT


         REVOLVING CREDIT AGREEMENT, dated as of November 30, 1998, between TCTM, L.P., a Delaware limited partnership (the "Borrower"), and DUKE CAPITAL CORPORATION, a Delaware corporation (the "Lender").



         SECTION 1 INTERPRETATIONS AND DEFINITIONS.

         1.1 Definitions. The following terms, as used herein, shall have the following respective meanings:

         "Agreement" means this Revolving Credit Agreement, as amended, restated, extended or otherwise modified from time to time in accordance with the terms hereof.

         "Base Rate" means a fluctuating per annum rate of interest as shall be in effect from time to time, which rate shall at all times be equal to .50 of 1% per annum above LIBOR. Any change in the Base Rate due to a change in LIBOR shall be effective as of the effective date of such change in LIBOR.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or directed to close.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Commitment" means $30,000,000, as such amount may be reduced from time to time pursuant to Section 2.7 hereof.

         "Consolidated" refers to the results obtained by the consolidation of the accounts of the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles.

         "Consolidated Subsidiaries" means the Subsidiaries of Borrower which are consolidated with Borrower for financial reporting purposes.

         "Contribution Agreement" shall have the meaning given to that term in
Section 4.5 hereof.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all Debt
of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person.

         "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Dollars" and the sign "$" mean lawful money of the United States.

         "Environmental Laws" means federal, state or local statutes, laws, ordinances, codes, rules, regulations, consents, decrees and administrative orders relating to protection of the environment, such as CERCLA, the Resource Conservation and Recovery Act and analogous state laws and regulations.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

          "Events of Default" shall have the meaning given to that term in
Section 7 hereof.

         "Funded Debt" means, without duplication, the sum of (i) all debt for borrowed money which would be reported on the Consolidated balance sheet of the Borrower as a liability, (ii) all debt for borrowed money created, incurred, assumed or guaranteed by, or otherwise existing as a liability of, any association, partnership, joint venture or other business entity not in corporate form with respect to which the Borrower or any of its Subsidiaries is liable as a primary obligor, and (iii) all guaranties by the Borrower or its Subsidiaries of, and all reimbursement obligations of the Borrower or its Subsidiaries (whether or not matured) with respect to surety bonds, letters of credit, bankers' acceptances or other similar instruments but only to the extent such instruments are in support of, debt of any Person for borrowed money.

         "Generally Accepted Accounting Principles" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and promulgations of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or entity whose stock or capital ownership is owned or controlled by any of the foregoing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person or in any manner providing for the payment of any Debt of any other Person or otherwise protecting the holder of such Debt against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.


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         "Leverage Ratio" will have the meaning given that term in Section 6.1.

         "LIBOR" means the one-month London inter-bank offered rate for deposits in United States dollars, determined as of approximately 11:00 a.m. (London time) as set forth on the display designated as the "BBAM" page on the Bloomberg Service, or such other well recognized source or service as the parties hereto may agree in writing, on the Business Day immediately preceding the day on which notice is given pursuant to Section 2.2(a) hereof. If such rate is not so quoted and the parties do not agree in writing to an alternative source or service, "LIBOR" shall be reasonably determined by the Lender on such day by reference to the rate quoted for the offering by leading banks (reasonably selected by the Lender) in the London inter-bank market of dollars for deposit.

         "Lien" means with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise) (a) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof, but not including the interest of a third party in receivables sold by such Person to such third party on a non-recourse basis or (b) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured liabilities of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a loan made by the Lender to Borrower pursuant to Section 2, or all such Loans, as the context may require.

         "Net Worth" means, at any date, the excess of

         (a) the Consolidated total assets of the Borrower over

         (b) the Consolidated total liabilities of the Borrower,

as each would be reported on a Consolidated balance sheet of the Borrower as of such date and calculated in accordance with Generally Accepted Accounting Principles, consistently applied.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the ability of the Borrower to perform its obligations under this Agreement, (b) the validity or enforceability of this Agreement, (c) the rights and remedies of the Lender under this Agreement, or (d) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

         "Obligation" means as applied to any Person, any law, decree, regulation or similar enactment, any instrument, agreement or other obligation or any judgment, injunction or other order or award of any judicial, administrative or governmental authority or arbitrator by which such Person or any of its Properties is bound.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a business trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof.

         "Tax" means all taxes, levies, imposts, stamp taxes, sales tax, goods and services tax, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax, in each case imposed by or payable to a government or governmental agency, and all penalty, interest and other payments on or in respect thereof.

         "Term of this Agreement" means the period from the date hereof to and including the Termination Date.

         "Termination Date" means the six-month anniversary of the date of this Agreement.


         SECTION 2 THE LOANS.

         2.1 Commitment to Lend.

         (a) During the Term of this Agreement the Lender agrees, on the terms and conditions contained in this Agreement, to make Loans to the Borrower at any time prior to the Termination Date in an aggregate amount not exceeding at any one time outstanding the Commitment in effect at the time the Loans are made. The Borrower shall repay Loans in accordance with Section 2.3 and may reborrow under this Section 2.1(a) at any time.

         (b) Any other provision of this Agreement to the contrary notwithstanding, the Lender shall not be obligated to make a Loan to the Borrower at any time that the Borrower is, or after giving effect to the making of the Loan the Borrower would be, in violation of any of the terms, conditions, covenants or provisions of this Agreement including, without limitation, the terms and conditions contained in Section 3 hereof.

         2.2 Method of Borrowing.

         (a) With respect to each Loan made pursuant to Section 2.1 hereof, the Borrower shall give the Lender a notice of borrowing notifying the Lender of its request to borrow hereunder, which notice will specify (i) the date of the Loan, which date shall be a Business Day, and (ii) the principal amount of the Loan, which shall be $100,000 or a greater integral multiple thereof. The notice of borrowing shall be written.

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         (b) If the Borrower gives the notice required by Section 2.2(a) with respect to any Loan before 1:00 p.m. (Eastern Time), the Lender will disburse the proceeds of the Loan to the Borrower in immediately available funds on the Business Day following the date of such notice. The Lender will disburse all Loans to the Borrower in such account as shall be designated by the Borrower in the applicable notice of borrowing.

         2.3 Repayment of the Loans.

         (a) The Borrower agrees that it shall repay all Loans no later than the Termination Date.

         (b) The Lender may, in its sole discretion, set off any amounts due and owing to it by the Borrower hereunder (and not otherwise paid by the Borrower) against amounts owed by the Lender to the Borrower.

         (c) The Borrower may repay the outstanding principal amount of Loans in whole or in part on any Business Day upon irrevocable notice to the Lender given not later than 1:00 p.m. (Eastern Time) on the Business Day prior to the proposed payment date. Notice hereunder shall specify the date of the repayment and the principal amount to be repaid (which amount shall be an integral multiple of $100,000). Each such repayment shall be made on the dates specified and shall be accompanied by payment of all accrued interest thereon and, subject to compliance with the foregoing procedures, may be made at any time without cost or penalty of any kind.

         2.4 Evidence of the Loans.

         (a) The Loans made to the Borrower shall be evidenced by this Agreement and by a loan account in the Borrower's name to be maintained by the Lender. All Loans shall be payable by the Borrower to the order of the Lender not later than the Termination Date.

         (b) The Lender's loan account shall reflect appropriate notations evidencing the date and the amount of each Loan and the date and amount of each payment of principal and interest made by the Borrower with respect thereto. The loan account shall be conclusive evidence, absent manifest error, of the amount of the Loans, the interest accrued and payable thereon and all interest and principal payments made thereon. Any failure to record or any error therein shall in no way limit or otherwise affect the obligations of the Borrower hereunder to pay any amount owing with respect to the Loans.

         2.5 Interest Rate and Payments.

         (a) Loans shall bear interest on the outstanding principal amount thereof, for each day during which any Loans are outstanding, at a rate per annum equal to the Base Rate as in effect from time to time. Interest on Loans shall be payable monthly in arrears and on the Termination Date. The Lender will notify the Borrower in writing, not later than ten days after the end of each month, of the amount of interest payable hereunder with respect to Loans, which notice will set forth in reasonable detail the calculation of such amount. The Borrower agrees that it shall pay each monthly installment of interest within five Business Days of the date on which it receives such notice.

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

         (b) To the extent permitted by law, overdue interest on the outstanding principal amount of the Loans shall bear interest, payable on demand of the Lender, for each day until paid at a rate per annum equal to the Base Rate plus 2%.

         2.6 Commitment Fee. During the Term of this Agreement, the Borrower shall pay to the Lender a commitment fee computed at a rate per annum equal to
 .150% on the total amount of the Commitment. Such commitment fee shall accrue daily from the date hereof to and including the Termination Date and shall be payable monthly in arrears and on the Termination Date. The Lender will notify the Borrower, not later than ten days after the end of each month, of the amount of the commitment fee payable hereunder. The Borrower agrees that it shall pay the commitment fee within five Business Days of the date on which it receives such notice.

         2.7 Reduction and Cancellation of the Commitment.

         (a) The Borrower shall have the right, upon at least 5 days' prior written notice to the Lender, to terminate or reduce the unused portion of the Commitment. Any such reduction of the Commitment shall be in the minimum amount of $100,000 or a greater integral multiple thereof (except that any such reduction may be in the full amount of the unused portion of the Commitment). The accrued commitment fee with respect to the terminated or reduced portion of the Commitment shall be payable on the effective date of such reduction or termination.

         (b) The Commitment shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be repaid in full on such date.

         2.8 General Provisions as to Payments. Subject to the provisions of
Section 2.3(b), the Borrower shall make each payment of principal of, and interest on, the Loans and the Borrower shall make each payment of commitment fees hereunder on the date when due in funds immediately available in the account that the Lender shall designate. Whenever any payment of principal of, or interest on, the Loans or of commitment fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest shall be payable for such extended time at a rate per annum equal to the Base Rate.

         2.9 Computation of Interest and Fees. Interest on Loans and the commitment fee shall be computed for each day on the basis of a year of 360 days.

         2.10 No Deduction. All amounts payable by the Borrower under this Agreement are payable without deduction or set-off unless specifically agreed to by the Lender in writing.

         2.11 Use of Proceeds. The proceeds of Loans will be employed by the Borrower for general corporate purposes including, without limitation, as working capital for the Borrower and its Subsidiaries.


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
         SECTION 3. CONDITIONS OF LENDING.

         The obligation of the Lender to make each Loan hereunder is subject to the performance by the Borrower of all its obligations under this Agreement and to the satisfaction of the following further conditions:

         3.1 All Loans. In the case of each Loan hereunder, including the initial Loan:

         (a) receipt by the Lender of a notice of borrowing from the Borrower required by Section 2.2(a) hereof;

         (b) the fact that immediately after the making of the Loan no Default or Event of Default shall have occurred and be continuing; and

         (c) the fact that the representations and warranties contained in this Agreement are true and correct on and as of the date of the Loan with the same force and effect as if made on and as of such date.

Each notice of borrowing and each borrowing by the Borrower hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Loan as to the facts specified in (b) and (c) above. If the Lender reasonably believes, acting in good faith, that the conditions set forth in (b) and (c) above cannot or would not be satisfied, the Lender will have no obligation to make the applicable Loan.

         3.2 Initial Loan. In the case of the initial Loan receipt by the Lender of a certificate of a duly authorized officer of the Borrower as to the incumbency, and setting forth a specimen signature, of each person who has signed this Agreement on behalf of the Borrower and who will, until replaced by other persons duly authorized for that purpose, act as the representatives of such Borrower for the purpose of signing documents in connection with this Agreement and the transactions contemplated hereby.


         SECTION 4. REPRESENTATIONS AND WARRANTIES.

         The Borrower hereby represents and warrants to the Lender that:

         4.1 Corporate Existence and Power. The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has full power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation or partnership in each other jurisdiction in which failure to qualify would have a Material Adverse Effect. The Borrower is in compliance with its organizational and governing documents.


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

         4.2 Corporate Authorization. The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate or partnership power and have been duly authorized by all necessary corporate or partnership action.

         4.3 Binding Effect. This Agreement constitutes the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

         4.4 No Contravention. The Borrower's execution and delivery of, and performance of its obligations under, this Agreement do not, and consummation of the transactions contemplated hereby will not, result in:

              (a) a violation of or a conflict with any provision of the charter, bylaws or any other organizational or governing document of the Borrower;

              (b) a breach or default under any provision of any contract, agreement, lease, commitment, license, franchise or permit to which the Borrower is a party or by which any property of the Borrower is bound;

              (c) a violation of any applicable statute, rule, regulation, ordinance, order, judgment, writ, injunction, decree or award of any judicial, administrative, governmental or other authority or of any arbitrator; or

              (d) an imposition on the business of the Borrower or on any of its properties of any Lien;

in each case, the effect of which would be a Material Adverse Effect.

         4.5 Financial Statements. Set forth in Schedule 4.5 attached are true and complete copies of the unaudited consolidated balance sheets of the DE Entities, as such term is defined in the Contribution Agreement dated October 15, 1998 (the "Contribution Agreement") between Duke Energy Transport and Trading Company and TEPPCO Partners, L.P. (collectively, the "Balance Sheets") as of December 31, 1997 and August 31, 1998 and the unaudited consolidated statements of income of the DE Entities for their respective 12 and eight month periods then ended (collectively, with the Balance Sheets, the "Financial Statements"). The Financial Statements fairly present the consolidated financial position of the DE Entities as of their respective dates and the results of their respective operations for the 12 and eight month periods, respectively, then ended. The Financial Statements were prepared in accordance with Generally Accepted Accounting Principles except for the inclusion of notes and, as to the interim Financial Statements, normal and reoccurring year-end adjustments.

         4.6 Litigation. There is no action, suit, litigation or proceeding at law or in equity or by or before any Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any of their respective Properties an adverse decision in which could reasonably be expected to have a Material Adverse Effect.

         4.7 Licenses and Authorizations. The Borrower and the Borrower's Subsidiaries have obtained all licenses, permits and certificates and all other approvals, orders, authorizations and consents and have made all declarations, filings and registrations which are necessary for the ownership by the Borrower and the Borrower's Subsidiaries of their respective Properties and for the conduct by the Borrower and the Borrower's Subsidiaries of their respective businesses, except for those, which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect. No approval of or filing with any Governmental Authority is or will be necessary for the valid execution, delivery or performance by the Borrower of this Agreement or for the performance by the Borrower of any of the terms or conditions hereof or thereof, except for such approvals as have been obtained.

         4.8 No Default. None of the Borrower or the Borrower's Subsidiaries (i) is in breach or violation of any of the terms, covenants, conditions or provisions of any of its Obligations such as reasonably could be expected to have a Material Adverse Effect; or (ii) has done or omitted to do anything which, with the giving of notice or lapse of time, or both, would constitute a material default under any of its obligations or reasonably could be expected to have a Material Adverse Effect.

         4.9 No Event of Default. No Event of Default or other material event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing.

         4.10 Adverse Change. There have been no material adverse changes in the financial condition, results of operations or business of the Borrower and its Subsidiaries taken as a whole since September 30, 1998.

         4.11 Liens. The Borrower and the Borrower's Subsidiaries have good and indefeasible title to each of their respective Properties, free and clear of all material Liens, except for Liens, if any, now existing in the nature of those that are, or would be, permitted under Section 6.3 of this Agreement. The obligations of the Borrower under this Agreement rank at least pari passu to all other debt of the Borrower.

         4.12 Compliance with Laws. The Borrower and each Subsidiary is in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, ERISA and Environmental Laws) except where (i) non-compliance would not have a Material Adverse Effect, or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         4.13 Taxes. All federal, state and other income tax returns of the Borrower and each of the Borrower's Subsidiaries required by law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower and each of the Borrower's Subsidiaries and any of their respective Properties, income, profits and assets, which are due and payable, have been paid, except as permitted by
Section 5.3.

         4.14 Labor Matters. There are no strikes or other labor disputes, grievances, charges or complaints with respect to any employee or group of employees pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of the Borrower's Subsidiaries which reasonably could be expected to have a Material Adverse Effect.

         4.15 Completeness. None of the statements of the Borrower contained in this Agreement or in any certificate or written statement furnished by the Borrower to the Lender pursuant hereto when made (as limited or qualified in such documents) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Lender which reasonably could be expected to have a Material Adverse Effect.


         SECTION 5. AFFIRMATIVE COVENANTS.

         So long as the Lender's commitment to make Loans hereunder shall be in effect or any amount payable hereunder remains unpaid, unless compliance shall have been waived in writing by the Lender, the Borrower agrees that:

         5.1 Financial Statements. The Borrower will:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, deliver to the Lender a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year, and consolidated statements of earnings, partnership's equity and cash flows of the Borrower and its Consolidated Subsidiaries for such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding fiscal year, and certified by the Chief Financial Officer of the Borrower that such statements have been prepared in accordance with Generally Accepted Accounting Principles consistently applied;

         (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, deliver to the Lender a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related consolidated statements of earnings, partners' equity and cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year; prepared in accordance with Generally Accepted Accounting Principles;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, deliver to the Lender, a certificate of the Borrower signed by an authorized officer of the Borrower, (i) stating that, as of the date of such financial statements, the representations and warranties set forth in Article IV of this Agreement are true, correct and complete in all material respects as though made on and as of the date, and (ii) stating whether, to the best of his or her knowledge after due inquiry, there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (iii) setting forth in reasonable detail a calculation of the Leverage Ratio as of the applicable day;

         (d) promptly upon the chief financial officer, treasurer, or chief accounting officer of the Borrower, or any other officer of similar responsibility, becoming aware of the occurrence of any Default or Event of Default, a certificate of the Borrower, signed by chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and

         (e) promptly upon the reasonable request of the Lender, deliver to the Lender, any other information reasonably requested by the Lender.

         5.2 Notices, Litigation, etc. The Borrower will, through one of its executive officers and within 10 business days after its knowledge thereof, promptly give written notice to the Lender of the following:

         (a) Any significant litigation or other proceeding before any judicial, administrative or arbitral body to which the Borrower or any of its Subsidiaries is a party or any dispute which may exist between the Borrower or any of its Subsidiaries and any Governmental Authority which reasonably could be expected to have a Material Adverse Effect; and

         (b) Any significant work stoppage which reasonably could be expected to have a Material Adverse Effect.

         5.3 Maintenance of Existence, etc. The Borrower will, and will cause its Subsidiaries to:

         (a) do or cause to be done all things necessary to preserve and keep in full force and effect its or their existence and all rights, privileges and franchises currently existing other than those rights, privileges and franchises that the failure to have or maintain could not reasonably be expected to have a Material Adverse Effect;

         (b) comply with all material requirements of all applicable laws, decrees, regulations and similar enactments and with all applicable judgments, injunctions and other orders and awards of judicial, administrative, governmental and other authorities and arbitrators the violation of which, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect or unless they are being contested in good faith and, if appropriate, by legal proceedings;

         (c) maintain and preserve all of its or their Properties in good working order and condition (normal wear and tear excepted), and maintain, preserve and replace all plant and equipment necessary in the proper conduct of its or their business; and

         (d) with respect to the business of the Borrower and its Subsidiaries, taken as a whole, remain in, and continue to operate substantially in, the business of being conducted by the Borrower and its Subsidiaries on the date of this Agreement.

         5.4 Obligations and Taxes. The Borrower shall, and shall cause its Subsidiaries to, (i) pay or discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits before the same shall become in default, and
(ii) pay all of their material liabilities and obligations when due and prior to the date on which penalties attach thereto, except, in each case with respect to clauses (i) and (ii), such as are being contested in good faith or which, if taken in the aggregate, reasonably could not be expected to have a Material Adverse Effect.

         5.5 Books and Records. The Borrower shall, and shall cause its Subsidiaries to, keep adequate records and books of account in which complete entries will be made in accordance with Generally Accepted Accounting Principles so that Consolidated financial statements can be prepared in accordance with Generally Accepted Accounting Principles.

         5.6 Insurance. The Borrower shall, and shall cause its Subsidiaries to,
(i) maintain and keep in full force and effect general business insurance in such amounts and against such risks as is customary for businesses similarly situated, with responsible insurance companies or, to the customary extent, self-insurance, including reasonable protection against loss of use and occupancy, and, (ii) furnish the Lender upon request with full information as to the insurance carried.

         5.7 Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, ERISA and Environmental Laws) except where (i) non-compliance would not have a Material Adverse Effect, or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.


         SECTION 6. NEGATIVE COVENANTS.

         Until the later of the cancellation in full of the Commitment and the payment in full of all sums due from the Borrower pursuant to this Agreement, the Borrower covenants and agrees as follows:

         6.1 Maximum Leverage Ratio. The Borrower shall not permit the ratio (the "Leverage Ratio") (stated as a percentage) of

         (a) Funded Debt to

         (b) the sum of Net Worth plus its Funded Debt

to exceed at any time 65%.

         6.2 Prohibition of Liens. The Borrower shall not, nor shall Borrower permit any of its Subsidiaries to create, assume or suffer to exist any Lien securing Debt on any Property now owned or hereafter acquired by it, except for:

         (a) any Lien existing on any asset of any entity at the time such entity becomes a Subsidiary and not created in contemplation of such event;

         (b) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

         (c) any Lien on any asset of any entity existing at the time such entity is merged into or consolidated with the Borrower or a Subsidiary and not created in contemplation of such event;

         (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

         (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 6.3, provided that such Debt is not increased and is not secured by any additional assets; and

         (f) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings.

         6.3 Mergers, Consolidations, etc. The Borrower shall not enter into any consolidation, merger or other combination with any other Person or sell, lease or otherwise transfer all or any substantial part of its assets to any other Person.


         SECTION 7. EVENTS OF DEFAULT.

         If any one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay any interest on the Loans or any commitment fee, in each case, within 30 days of the date when due or the Borrower shall fail to pay any principal of the Loans when due; or

         (b) any representation and warranty made by the Borrower herein or in any document or instrument delivered pursuant hereto (which shall not include the Contribution Agreement) shall prove to be incorrect or misleading in any material respect on the date when made or deemed to be made, and not corrected by Borrower within 10 days after Borrower becomes aware, or reasonably should have become aware, of such incorrect or misleading representation or warranty; or

         (c) the Borrower shall fail to perform or observe any of the covenants contained in Sections 5.1(e), 5.2, 6.1 and 6.2 of this Agreement; or

         (d) the Borrower shall fail to pay or otherwise default on any term, covenant or agreement contained herein (other than those specified in clauses
(a), (b) or (c) above) for 30 days after written notice thereof has been given to such Borrower by the Lender; or

         (e) the Borrower or any of its Subsidiaries shall (i) fail to pay any indebtedness (other than under this Agreement) with an aggregate principal amount in excess of $10,000,000 when due or to pay interest thereon and, with respect to interest, such failure shall continue for more than any applicable grace period, or (ii) fail to observe or perform any other term, covenant or agreement contained in any agreement, instrument, agreements, or instruments (other than this Agreement) by which it is bound evidencing, securing or relating to indebtedness in an aggregate principal amount in excess of $10,000,000, if the effect thereof is to permit (or, with the giving of notice or lapse of time or both, would permit) the holder or holders thereof or of any obligations issued thereunder or a trustee or trustees acting on behalf of such holder or holders to cause acceleration of the maturity thereof or of any such obligations; or

         (f) the Borrower or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (g) an involuntary case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any of its Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

         (h) one or more judgments against the Borrower or any of its Subsidiaries, or attachments against the Property of either, the operation or result of which reasonably could be expected to have a Material Adverse Effect, remain unpaid, unstayed on appeal, not being appealed in good faith, undischarged, unbonded or undismissed for a period of 60 days after effectiveness of any such judgment or attachment; or

         (i) The Borrower or any of its material Subsidiaries shall voluntarily suspend for more than 30 days the transaction of all or substantially all of its business (a shutdown due to strikes, labor disputes, government action, or action arising from acts of God are not to be deemed voluntary);

then, and in every such event, (1) in the case of any of the Events of Default specified in paragraphs (f) or (g) above, the Commitment shall thereupon automatically be terminated and the principal of and accrued interest on the Loans shall automatically become due and payable without presentment, demand, protest or other notice or formality of any kind, all of which are hereby expressly waived and (2) in the case of any other Event of Default specified above, the Lender may, by notice in writing to the Borrower and so long as such Event of Default is continuing, terminate the Commitment and declare the Loans and all other sums payable under this Agreement to be, and the same shall thereupon forthwith become, due and payable.

         SECTION 8. MISCELLANEOUS.

         8.1 Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or from the parties hereto shall be made by personal delivery, mail or telecopy and shall be effective upon receipt by such party. Any such notice, request, demand or communication shall be delivered or addressed as follows:

             (i)   if to the Lender, to it at:

                   Duke Capital Corporation
                   422 South Church Street
                   Charlotte, North Carolina  28202
                   Attention:  Treasurer
                   Telephone:  (704) 382-5963
                   Telecopy:  (704) 382-1452



             (ii)  if to the Borrower, to it at:
                   TCTM, L.P.
                   370 17th Street, Suite 2350
                   Denver, Colorado  80202
                   Attention:  Senior Vice President
                   Telephone: (303) 595-3331
                   Telecopy:  (303) 893-2613


                   With a copy to:
                   Texas Eastern Products Pipeline Company
                   2929 Allen Parkway, Suite 3200
                   Houston, Texas  77019
                   Attention:  Senior Vice President and CFO
                   Telephone:  (713) 759-3636
                   Telecopy:  (713) 759-3957

or at such other address or telex number or telecopy number as any party hereto may designate by written notice to the other party hereto.

         8.2 Amendments and Waivers; Cumulative Remedies.

         (a) None of the terms of this Agreement may be waived, altered or amended except by an instrument in writing duly executed by the Borrower and the Lender; and

         (b) No failure or delay on the part of the Lender in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided and contemplated by this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

         8.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender and their respective successors and assigns, provided that the Borrower may not assign its rights and obligations hereunder without the prior written consent of the Lender. The Lender shall notify the Borrower in writing promptly upon any assignment by the Lender of its rights and obligations hereunder, including any such assignment to Duke Energy Corporation or any other Subsidiary thereof.

         8.4 Expenses and Withholding.

         (a) The Borrower shall pay all reasonable out-of-pocket expenses of the Lender in connection with the preparation and administration of this Agreement (not to exceed $5,000) and, if there is an Event of Default, all out-of-pocket expenses incurred by the Lender (including reasonable fees and disbursements of counsel and reasonable time charges of lawyers who may be employees of the Lender) in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

         (b) All payments to be made by or on behalf of the Borrower under or in connection with this Agreement are to be made without deduction or withholding for or on account of any Tax. If any Tax is deducted or withheld from any payment, the Borrower shall promptly remit to the Lender, the equivalent of the amount so deducted or withheld together with relevant receipts, if available, addressed to the Lender. If the Borrower is prevented by operation of law or otherwise from paying, causing to be paid or remitting such Tax, the interest payable under this Agreement shall be increased to such rates as are necessary to yield and remit to the Lender the principal sum advanced together with interest at the rates specified in this Agreement after provision for payment of such Tax. The Borrower shall from time to time at the request of the Lender execute and deliver any and all further instruments necessary or advisable to give full force and effect to such increase in the rates of interest as are necessary to yield to the Lender interest at the specified rates. The Borrower shall also indemnify the Lender in respect of any claim or loss which it may suffer as a result of the delay or failure of the Borrower to make any such payment including penalties relating thereto or interest thereon.

         8.5 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         8.6 Headings; Table of Contents. The section and subsection headings used herein and the Table of Contents have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

         8.7 Governing Law.

         (a) This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina, without reference to the conflict of law provisions of such laws.

         (b) The Borrower (i) hereby irrevocably submits to the jurisdiction of the courts of the State of North Carolina over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and (ii) hereby agrees with the Lender that the courts of the State of North Carolina will have exclusive jurisdiction over any such suits, actions or proceedings. Final judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction by suit upon such judgment provided that service of process is effected as permitted by applicable law.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                             TCTM, L.P.
                             BY ITS GENERAL PARTNER,
                             TEXAS EASTERN PRODUCTS PIPELINE COMPANY


                             By: /s/ WILLIAM L. THACKER
                                 ----------------------------
                                 William L. Thacker
                                 Chairman, President and CEO



                             DUKE CAPITAL CORPORATION


                             By: /s/ DAVID L. HAUSER
                                 ----------------------------
                                 David L. Hauser
                                 Vice President and Treasurer